EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                JURISDICTION OF
SUBSIDIARIES                                PERCENTAGE OWNED                    INCORPORATION
------------                                ----------------                    -------------

Parke Bank (to become a                              100%                         New Jersey
subsidiary of the Registrant upon
completion of the Holding Company
Reorganization pursuant to the
Plan of Acquisition)


Parke Capital Markets(1)                             100%                         New Jersey

________________________
(1)      Parke Capital Markets is a wholly-owned subsidiary of Parke Bank.